Exhibit 4.2

   [FOR THE GLOBAL SERIES A PREFERRED SHARE CERTIFICATE: This Global Series A Preferred Share Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof and is not transferable to any person under any circumstances except that this Global Series A Preferred Share Certificate may be transferred to a successor Depositary with the prior written consent of Oglebay Norton Company (the “Company”).

   Unless this Global Series A Preferred Share Certificate is presented by an authorized representative of the Depositary to the Company for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is required by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

   Transfers of this Global Series A Preferred Share Certificate will be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee.

   No registration of transfer of the securities issuable pursuant to this Global Series A Preferred Share Certificate will be recorded on the books of the Company until such provisions have been complied with.]

No. Transfer of Stock Represented by this Certificate is Restricted. See Reverse Side.	Shares Transfer of Stock Represented by this Certificate is Restricted. See Reverse Side.
[Domestic] [Foreign] Share Certificate
Oglebay Norton Company
INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO
SERIES A CONVERTIBLE PREFERRED SHARES, PAR VALUE $0.01 EACH

This Certifies that	is the owner of

SEE REVERSE SIDE FOR

CERTAIN DEFINITIONS

FULLY PAID AND NONASSESSABLE SERIES A CONVERTIBLE PREFERRED SHARES OF THE PAR VALUE OF $0.01 EACH, OF

Oglebay Norton Company

transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company.

WITNESS the facsimile signatures of the duly authorized officers of the Company.

Dated President	Secretary

COUNTERSIGNED AND REGISTERED
WELLS FARGO BANK, NATIONAL ASSOCIATION

TRANSFER AGENT AND REGISTRAR

BY AUTHORIZED SIGNATURE

[FOR RESTRICTED CERTIFICATE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

CITIZENSHIP CERTIFICATION

    United States merchant marine laws require that, in order for the Company to continue to own and operate vessels in the coastwise trade, at least 75% of its outstanding stock must be owned by United States citizens. The Second Amended and Restated Articles of Incorporation of Oglebay Norton Company, dated     , 2005, as the same may be amended from time to time (“Amended Articles”), provides that any transfer or purported transfer of shares of Series A Convertible Preferred Stock that would result in ownership by Foreigners (as defined below) of more than a specified percentage (the “Permitted Percentage”) of the stock then outstanding will be subject to certain restrictions, reservations and remedies as described in the Amended Articles. The Company’s Board of Directors can vary the Permitted Percentage between 25% and 22 1/2%, depending on the extent of the margin that the Board determines is necessary to ensure compliance with the United States merchant marine laws. The Company will send to the holder of this certificate without charge a copy of the provisions of the Amended Articles setting forth the restrictions on transfer, reservations, and remedies within five days after receipt of written request therefor.

    No transfer of the Series A Convertible Preferred Shares represented by this certificate will be registered unless the following Citizenship Certification (or a separate form of Citizenship Certification satisfactory to the Company) is completed and signed by the transferee and submitted to the transfer agent.

    The transferee certifies that the transferee

☐ is a Foreigner
☐ is not a Foreigner

and that the beneficial owner of the Series A Convertible Preferred Stock

☐ is a Foreigner
☐ is not a Foreigner.

    A Foreigner is (i) any person (including an individual, a partnership, a corporation, or an association) that is not a United States citizen or is the representative of or fiduciary for any person that is not a United States citizen; (ii) any foreign government or the representative thereof; (iii) any corporation, the president, chief executive officer or chairman of the Board of which is a Foreigner, or of which more than a minority of its Directors necessary to constitute a quorum are Foreigners; (iv) any corporation organized under the laws of any foreign government; (v) any corporation of which a majority of its shares are owned beneficially or of record, or may be voted by, Foreigners, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by Foreigners; (vi) any partnership or association that is controlled by Foreigners; (vii) any corporation of which a 25% or greater interest is owned beneficially or of record by Foreigners and which may be deemed to “control” the corporation (the Board being authorized to determine reasonably the meaning of “control” for this purpose); (viii) any other person deemed by the Board to be a Foreigner as to the United States or the Company (or any Subsidiary) or otherwise not possessing prescribed qualifications to be a holder of outstanding shares of the Company in accordance with the policy set forth in the Company’s Amended Articles; or (ix) any person who acts as representative of or fiduciary for any person described in clauses (i) through (viii) above.

    In the event of any changes in laws, including any amendment to maritime laws defining United States citizenship, the Board is specifically authorized to take all actions as it deems appropriate and as are in accordance with the law and the Amended Articles including, but not limited to, making changes in the definitions of Permitted Percentage and Foreigner.

Date:
Signature

EXPLANATION OF ABBREVIATIONS

    The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.

JT TEN	As joint tenants with right of survivorship	TEN ENT	As tenants by the entireties
	and not as tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act
TEN COM	As tenants in common	CUST	Custodian for

   For Value Received,                                               HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________

__________________________________________________ OF THE SHARES

REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

                                                                                    ATTORNEY TO TRANSFER THE SAID SHARES

ON THE BOOKS OF THE WITHIN-NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:                                      20

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

    The Company will send to any shareholder without charge a copy of the express terms of the shares represented by this certificate and of the other classes and series of shares that the Company is authorized to issue within five days of receipt of written request therefor. Requests may be directed to Oglebay Norton Company, 1001 Lakeside Avenue, Cleveland, Ohio 44114, attention: Secretary.

THIS SPACE MUST NOT BE COVERED IN ANY WAY